Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Able Energy, Inc. (the "Company"), on Form 10-Q for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission (the "Report"), Gregory D. Frost, Chief Executive Officer of the Company and Daniel L. Johnston, Chief Financial Officer of the Company, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gregory D. Frost
Gregory D. Frost
Chief Executive Officer and Chairman of the Board
April 2, 2008

/s/ Daniel L. Johnston
Daniel L. Johnston
Chief Financial Officer
April 2, 2008

[A signed original of this written statement required by Section 906 has been provided to Able Energy, Inc. and will be retained by Able Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]